Exhibit 99.1

BINDING TERM SHEET AND SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") made and entered into this _____5th_________ day of July, 2016 (the "Execution Date"),

BETWEEN:

Dean Keatin Marketing LLC. (DKM) of 1621 Central Avenue,

Cheyenne, Wyoming 82001
(the "Seller")

OF THE FIRST PART

and

Next Group Holdings, Inc. (OTCQB NXGH) of 1111 Brickell Avenue

Suite 2200, Miami, Florida 33149
(the "Purchaser")

OF THE SECOND PART

BACKGROUND:

A. The Seller is the owner of record of 50,000 shares which equates to 100% of all outstanding shares (the "Shares") of Transaction Processing Products Inc. (TPP) (the "Corporation") that the Seller wishes to sell.

B. The Seller desires to sell the Shares to the Purchaser and the Purchaser desires to purchase the Shares from the Seller.

IN CONSIDERATION OF and as a condition of the parties entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties to this Agreement agree as follows:

Purchase and Sale

1. Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (US Dollars). amounts referred to in this Agreement are in USD (US Dollars).

2. The Seller agrees to sell and the Purchaser agrees to purchase all the rights, title, interest, and property of the Shares for an aggregate purchase price of $10.00, hereby acknowledged as received. (the "Purchase Price").

3. Purchaser agrees to simultaneously and unconditionally execute and fund first, a separate Venture Debt Purchase Agreement which conveys all ownership, title, rights, and interest in the Venture Debt held by the Seller.

4. All payments will be in the form of certified check, restricted common shares, wire transfer, or bank draft of immediately available funds. In the case of a direct wire transfer the Seller will give notice to the Purchaser of the bank account particulars at least 5 business days prior to the Closing Date.

Representations and Warranties of the Seller

5. The Seller warrants and represents to the Purchaser as follows:

a. The Seller would not be recognized as an issuer, insider, affiliate, or associate of the Corporation as defined or recognized under applicable securities laws and regulations.

b. Except as provided in the incorporating documents of the Corporation or as indicated on the face of the certificates for the Shares, the Purchaser would not be prevented or restricted in any way from re-selling the Shares in the future.

Seller further represents that the Shares have not been registered pursuant to Section 5 of the Securities Act of 1933 and therefore may not be resold by purchaser in the absence of an effective registration statement or in a transaction that exempt from the registration requirements of the Act.

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c. The Seller is the owner in clear title of the Shares and the Shares are free of any lien, encumbrance, security interests, charges, mortgages, pledges, or adverse claim or other restriction that would prevent the transfer of clear title to the Purchaser.

d. The Seller is not bound by any agreement that would prevent any transactions connected with this Agreement.

e. There is no legal action or suit pending against any party, to the knowledge of the Seller, that would materially affect this Agreement aside from SVS Fleetcor, Former CEO Tim Clark, Former Landlord over space leased to Clark, current and former clients over funds held by former GM and former CEO.

Representations and Warranties of the Purchaser

6. The Purchaser warrants and represents to the Seller as follows:

a. The Purchaser would not be recognized as an issuer, insider, affiliate, or associate of the Corporation as defined or recognized under applicable securities laws and regulations.

b. The Purchaser is not bound by any agreement that would prevent any transactions connected with this Agreement.

c. There is no legal action or suit pending against any party, to the knowledge of the Purchaser, that would materially affect this Agreement.

d. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have a Material Adverse Effect.

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Closing

7. The closing of the purchase and sale of the Shares (the "Closing") will take place on or before close of business July 10, 2016 (the "Expiration Date") at the offices of the Seller or at such other time and place as the Seller and the Purchaser mutually agree. At Closing and upon the Purchaser paying the balance of the Purchase Price in full to the Seller, the Seller will deliver to the Purchaser duly executed transfers of the Shares.

Expenses

8. All parties agree to pay all their own costs and expenses in connection with this Agreement.

Finder's Fees

9. No party to this Agreement will pay any type of finder's fee to any other party to this Agreement or to any other individual in connection to this Agreement.

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10. All parties to this Agreement warrant and represent that no investment banker or broker or other intermediary has facilitated the transaction contemplated by this Agreement and is entitled to a fee or commission in connection with said transaction. All parties to this Agreement indemnify and hold harmless all other parties to this Agreement in connection with any claims for brokerage fees or other commissions that may be made by any party pertaining to this Agreement.

Dividends

11. Any dividends earned by the Shares and payable before the Closing of this Agreement will belong to the Seller and any dividends earned by the Shares and payable after the Closing of this Agreement will belong to the Purchaser.

12. Any rights to vote attached to the Shares will belong to the Seller before the Closing and will belong to the Purchaser after the Closing.

Governing Law

13. The Purchaser and the Seller submit to the jurisdiction of the courts of the State of Wyoming for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement. This Agreement will be enforced or construed according to the laws of the State of Wyoming.

Additional Clauses

14. Outline of Binding Term Sheet:

$ 100,000.00 bridge loan to NGH: $50,000 to NGH upon execution and funding of each element of Binding Term Sheet by NGH, specifically, the Share Purchase Agreement, Venture Debt Purchase Agreement, and Carve-out Agreement; $50,000 upon physical delivery of newly issued NXGH shares and option agreement within 2 business days of signing this agreement.

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● Share Purchase Agreement: NGH buys 100% of Transaction Processing Products Inc. TPP owns (Controlling Interest 64% and Shares of Accent Intermedia) See Exhibit A for Contracts and Intellectual Property

● Venture Debt Purchase Agreement: NGH Bulk Purchases Venture Debt for ten million shares of restricted common stock of Next Group HoldingsOTCQB: NXGH) as floating common shares issued to selling Venture Debt Holder effective of seller’s execution date July 5th; the right to but not obligation to designate one board seat in NGH; and FleetCor (NYSE: FLT) / SVS lawsuit carve-out. The 10 Million shares are considered current float as a non-insider and should be calculated as such for any rights or special dividends given to common stock shareholders including Class D stock and future lawsuit proceeds on a pro-rata basis as part of float. Shares are considered registered and issued as of the execution date of binding term sheet, July 5th, regardless of physical certificate delivery and regardless of any delays to execution of any follow up agreements. By agreement, selling Venture Debt Holder shall also have drag-along rights, tagalong rights, and anti-dilution rights.

Seller understands that these shares will be restricted securities and must be held by the seller for a minimum of 180 days before they may be resold in compliance with an applicable exemption from registration. Buyer/Issuer agrees to simultaneously provide with the delivery of physical shares the following: Issuer counsel letter addressed to transfer agent, Seller/holder and “any street broker of record”

A consent letter to remove restriction and/or restrictive legend from securities on 180 day after July 5th, 2016 further affirming that Seller is neither an Affiliate nor an Insider of Issuer and that Issuer is not a shell company.

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Seller’s status. Seller represents and warrants that he is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. 17 CFR 230.501(a)

Equity Blocker. At no time shall seller be permitted to exercise an option should such exercise cause him to become the record or beneficial owner of more that 9.9 percent of NXGH’s issued and outstanding shares.

Issuance of options: NGH also signs and issues option contract within 2 business days to purchase up to Seven Million Five Hundred Thousand 7.5MM NXGH shares issued to selling Venture Debt Holder or assignee, exercisable for 36 months from date of issue. Strike price shall be the price on signing date of this Binding Term Sheet contract (July 5th, 2016, $0.18 cents) with up to 6 months to pay for the options after exercised. Furthermore, should the underlying share price trade above $0.50 during the option period, the strike price shall be reduced to $0.001 cents. In the event of a sale/merger of NGH, these options may also be exercised without cash when the sales price of the shares are over the strike price, in which case, options will be considered immediately exercised and only a deduction of the strike price shall occur from the gross share price proceeds of the sale or merger. Electronic Mail or Email notice of intent to exercise, to any company officer, shall be considered actual exercise date and also the date of issue and registration for stock record, transfer agent, and tax purposes regardless of physical certificate delivery. In the absence of the actual option contract this clause is sufficient to exercise should time be of the essence to the holder.

● NXGH NGH uses WNF and/or in conjunction with other experienced litigators and agrees to prosecute case against FleetCor to highest outcome. (Florida -Federal and or New York Court)

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● NGH agrees to bring case in Federal Court for $150MM adjusted for board estimates of value with time being of the essence.

● Carve-out Agreement: FleetCor-SVS Ticker FLT Lawsuit Carve-out of 55% of Gross Proceeds of any settlement or judgment obtained with NGH absorbing cost of any and all costs to prosecute case, legal representation and contingency fee percentages out of NGH percentage. Parties agree to a sign a carve-out agreement within 2 business days of signing this Binding Term Sheet.

Next Group Holdings, Inc. (OTCQB: NXGH) 45%
Dennis Philip Varghese 55%

● NGH agrees to continue operations of Accent, indemnify the former TPP board members Joyce Varughese and Dennis Varghese with a Duty to Defend in Kentucky State and Federal Court against any matters related to this Term Sheet, Fleetcor/SVS-Comdata, and AIM Unit Holders and/or Creditors of Accent Intermedia LLC. and diligently maintain case against Fleetcor -SVS (With Full Cooperation by Dennis and Joyce). Conversely Dennis and Joyce provide indemnification to NXGH through Closing date on AIM only out of proceeds from case brought against Fleetcor/Comdata/SVS subject to a cap of 5 percent of the net proceeds of case. Dennis assumes all responsibly of buyout or guarantee on the 380K Face Value plus interest now exceeding 500K bridge loan AIM has obtained, that has Sr. secured position against AIM.

● NGH agrees to offer GPR programs to AMC theaters, SuperValu Supermarkets, and Harley Davidson.

● NGH agrees to allow Dennis Philip Varghese or his agents the option to issue any future GPR programs or any other closed or open loop processing, at cost plus 20% or 20% of net profit on GPR card fees collected (whichever is lower), with NGH as program manager. Further, NGH agrees to exclusively use the KYC or instant issue technology developed or acquired by Dennis, when a bank, contract, or any vendor/vendee relationship desires any point of sale underwriting.

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Miscellaneous

15. Time is of the essence in this Agreement.

16. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

17. All warrants and representations of the Seller and the Purchaser connected with this Agreement will survive the Closing.

18. This Agreement will not be assigned either in whole or in part by any party to this Agreement without the written consent of the other party.

19. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.

20. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

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21. This Agreement contains the entire agreement between the parties. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.

22. This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the Seller and the Purchaser and their respective successors, assigns, executors, administrators, beneficiaries, and representatives.

23. Any notices or delivery required here will be deemed completed when hand-delivered, delivered by agent, emailed, or seven (7) days after being placed in the post, postage prepaid, to the parties at the addresses contained in this Agreement or as the parties may later designate in writing.

24. All of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

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IN WITNESS WHEREOF the Seller and Purchaser have duly affixed their signatures under hand and seal on this _____5th_________ day of July, 2016.

SIGNED, SEALED, AND DELIVERED	/Dennis Philip Varghese/Director, Dean Keatin Marketing LLC
in the presence of:	(DKM) (Seller)

Per

Witness:

(Sign)	(SEAL)

Witness	Name:

SIGNED, SEALED, AND DELIVERED

in the presence of:	Next Group Holdings, Inc. (OTCQB NXGH) (Purchaser)

Witness:		Per:	/s/ Arik Maimon
	(Sign)	(SEAL)	Arik Maimon
Witness:	Name:		Chairman and Chief Executive Officer

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Exhibit A Deliverables IP

Enterprise Gift Card Management Software servicing Fortune 500 and Internet Retailer 500 Clients

Digital Gift Card Sales Management and Fulfillment Software

Airline Stored Value Solutions

PCI Compliant Warehouse Management Software for Gift Card and Stored Value Products

Open Loop Financial Product Web Portal Software and Configurations

SAFE branded internet security and electronic commerce safety systems

Custom Storefront Web presence for electronic and physical card based gifting for B2C and B2B Applications

Physical Centers

PCI Level 1 Certified Data Center and Secure Warehouse (Inventory of AMC, Supervalu and other clients)

Contracts

Program Manager contract for Open Loop Financial Products through Metropolitan Commercial Bank issued to AIM Management LLC.

Both Visa and MasterCard capable

BlackHawk Network Integration (Financial Competitor to Incomm)

First Data Processing Contract (Processor)

MoneyGram Capability

Direct

AIM Signed Direct Program Management Agreement with MoneyGram to facilitate prepaid debit card based and prepaid debit card initiated MoneyGram remittance transfers for AIM clients and potentially all other prepaid debit card issuers

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Indirect

Indirect MoneyGram capabilities by way of AIM processing agreement with i2c. i2c has its own direct relationship with both Western Union and MoneyGram and can marginally mark up transactions, utilizing their own direct contracts, to AIM using if needed by AIM or AIM clients.

Customers Include

AMC theaters, SuperValu Supermarkets, and Harley Davidson

Approximately $20-30k a month revenue

Merchant Processing

Processor indifferent merchant processing gateway capability for all clients

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